EXHIBIT 99.1

Renavotio CEO Billy Robinson Provides a Corporate Update in a Letter to Shareholders

•	Renavotio Subsidiary Cross-Bo Construction Awarded 5G Fiber Installation Subcontract for Global Leader in Telecommunications

•	Provides Update On $2,150,000 Initial Order from a PPE Supplier for Boxes of Surgical Gloves

Tulsa, OK – Accesswire – July 29, 2021 — Renavotio, Inc. (OTCQB: RIII) (the “Company”), a holding company focused on infrastructure opportunities, including personal protective equipment, 5G, utility construction, utility management, IoT, water, waste management technology, and related industries, is pleased to provide the following corporate updates from Billy Robinson, Renavotio’s Chairman and Chief Executive Officer.

Dear Fellow Shareholders,

It has been nearly one year since we formally changed our name to Renavotio and pursued a mission to ‘Renew and Revitalize our Infrastructure’ by entering into new infrastructure, utility management and construction, and personal protective equipment (PPE) operating businesses. We are pleased with progress we have achieved in the past year, and the future opportunities that are in front of us.

I am routinely asked by shareholders about the infrastructure bill and the current political gridlock in Washington, DC. While I think our nation’s infrastructure should be bipartisan, this has proven not to be the case. The framework of the bipartisan bill included the largest-long term investment in infrastructure in nearly a century – four times the infrastructure investment in the 2009 Recovery Act. Notwithstanding the ultimate outcome of the infrastructure bill, we are seeing infrastructure project opportunities from funding that states received in the American Rescue Plan Act of 2021. In addition, the U.S. Department of Agriculture announced in July 2021that they will be issuing $307 million in grants and low-interest loans to modernize rural water infrastructure across 34 states and Puerto Rico. For Renavotio, we are well positioned to fuel our organic growth initiatives, meeting the demand for our services as resilient infrastructure projects are brought forward.

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Renavotio Subsidiary Cross-Bo Construction Awarded 5G Fiber Installation Subcontract for Global Leader in Telecommunications

Cross-Bo Construction, a subsidiary of the Renavotio subsidiary, Utility Management Corp, a holding company focused on infrastructure, 5G, utility construction, utility management, IoT, water and waste management technology, and related industries, was recently awarded a subcontract related to fiber optic installation and underground road crossing, which work is to facilitate a rural 5G rollout for a global leader in the Telcom industry within the northeast Oklahoma, southern Kansas and northwest Arkansas region. The revenue on the contract is on a per foot basis and over a 12-month period. 5G is poised to transform the wireless industry as we know it, with the potential to connect more people than ever before. We are excited to have won this business, and believe we will have other contract opportunities as the 5g rollout extends to more rural communities.

Update On $2,150,000 Initial Order from a PPE Supplier for Boxes of Surgical Gloves

As reported in our July 28, 2021 Form 8-K filed with the SEC, we recently modified our purchase agreement with our PPE supplier for the purchase of 375,000 boxes of Vglove Redbox Nitrile Gloves to be sold to our clients, as follows: (a) 20,000 boxes of Vglove Redbox Nitrile Powder free Medical Examination Gloves delivered by air and paid in full, and; (b) 148,000 boxes of Vglove Redbox Nitrile Gloves have been delivered by sea and are currently in the clearing customs process and paid in full, and; (c) there is an additional 207,000 boxes of Vglove Redbox Nitrile Gloves that are currently being scheduled for delivery by the supplier by sea expected in September 2021.

To complete the transaction, we: (a) wired $225,000 to the supplier on March 28, 2021; (b) wired $372,000 to the supplier on May 28, 2021; and (c) wired $200,000 to the supplier on July 23, 2021. We currently have a balance due on the product of $680,000, the details of which we are negotiating with the supplier to complete the transaction.

With our recent funding of related contracts and our PPE products at the port in the US, the investment we have made over the last 6 months should provide potential stable revenue streams thru the end of the year,

Outlook

Over the past several months, we have laid the groundwork to grow the Company organically and through acquisitions. Fundamentally, between our utility management and construction, infrastructure, and PPE verticals, we are primed for potential growth. As I stated in my prior update in June, we have engaged a leading investment bank to help navigate possible acquisitions and prepare for a possible up list to a national exchange.

I appreciate the continued support and look forward to updating you with our second quarter 2021 results in the coming weeks.

Very truly yours,

Billy Robinson

Chairman and Chief Executive Officer

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About Renavotio, Inc.

Renavotio, Inc. (OTCQB: RIII) focuses on three unique infrastructure opportunities, including medical protective equipment, 5G, utility construction, utility management, IoT, water, waste management technology, and related industries.

The Company’s wholly owned subsidiary, Renavotio Infratech, Inc. (“RII”), includes business and acquisition strategies concentrating on medical protective equipment and infrastructure with utility construction and consulting/operational agreements with small towns or county CO-OPS that operate their own water and sewer systems, providing long-term savings, utilizing smart-utility monitoring, and dedicated engineering and service personnel. These platforms capture utility data from hand-held GPS devices or in-place sensors, with planned use of drones to identify waste contamination, leak detection, and topographic underground utility installation planning. RII’s wholly owned subsidiary, Utility Management Corp, is a holding company focused on infrastructure, 5G, utility construction, utility management, IoT, water and waste management technology, and related industries. Utility Management Corp’s subsidiary, Utility Management and Construction (UMCCO) is an engineering and smart utility management company that provides a one-stop solution to rural communities to reduce the consumption of electricity, data, natural gas, and water utilities for commercial, industrial and municipal end users. UMCCO’s unique approach creates immediate bottom-line savings for its clients, by providing engineering, planning, permitting and installation through their second wholly owned subsidiary, Cross-Bo Construction, which specializes in water, sewer, Telcom, and 5G design and installation, establishing a long-term value proposition while also achieving respective sustainability goals. www.umcco.com

For additional information on Renavotio, please click: www.renavotio.com

Forward Looking Statement

This news release includes certain “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities and Exchange Act of 1934, as amended, including, but not limited to, statements relating to our ability to pay off our debt, our growth plans, our ability to list our securities on a national securities exchange and our acquisition plans. Forward-looking statements are necessarily based upon a number of estimates and assumptions that, while considered reasonable, are subject to known and unknown risks, uncertainties, and other factors may cause the actual results and future events to differ materially from those expressed or implied by such forward-looking statements. Such factors include general business, economic, competitive, regulatory, markets and other conditions, political and social uncertainties. There can be no assurance that such statements will prove to be accurate, as actual results and future events could differ materially from those anticipated in such statements. Accordingly, readers should not place undue reliance on forward-looking statements. No information in this news release should be construed as any indication whatsoever of the Company’s future stock price, revenues, results of operations, or whether the Company will successfully complete acquisitions. The Company disclaims any intention or obligation to update or revise any forward-looking statements, whether as a result of new information, future events or otherwise, except as required by law.

Investor Contacts:

Renavotio, Inc.

601 South Boulder Ave.

Suite 600 Tulsa, OK 74119

Email Contact: brobinson@renavotio.com
Telephone: 1-888-928-1312

Skyline Corporate Communications Group, LLC
Matthew Abenante, IRC, Senior Account Manager

One Rockefeller Plaza, 11th Floor
New York, NY 10020
Office: 646-893-5835
Email: mabenante@skylineccg.com

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